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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report February 4. 2005:

Viropro, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26110	13-3124057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4480 Cote de Liesse Suite 355 Montreal, Quebec, Canada	H4N 2R1
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 731-5552

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (6-04)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ITEM 3.02  Unregistered Sales of Equity Securities

Pursuant to agreements reached with various of its service providers in December 2004 and January 200 5 , on February 4 , 2005, the Company issued an aggregate of 685 ,000 shares of its common stock as payment in full of these services.  The services included work performed for the business development within the biopharmaceutical and biotech markets and the formulation of the production process. The services were valued at $ 253,450 .  No sales commissions were paid relating to this issuance.

The share were issued pursuant to the exemption contained in Regulation S inasmuch as all of the recipients were non-U.S. persons as defined in such regulation, the services and related aspects of the transaction occurred offshore and all other terms of such regulation were met, including without limitation the issuance of restricted legends on the certificates and stop transfer orders placed against them with the Company's transfer agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  February 4, 2005.

VIROPRO, INC.

/s/ Richard Lee

_______________________________

Richard Lee, Sole Director and Officer

(acts as chief executive officer and principal accounting officer)